Exhibit 99.(a)(10)

CERTIFICATE OF CORRECTION

to

ARTICLES SUPPLEMENTARY

of

DRYDEN HIGH YIELD FUND, INC.

Dryden High Yield Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation (“SDAT”) that:

FIRST:  Articles Supplementary of the Corporation were filed with SDAT on February 8, 2005 and said Articles Supplementary require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

SECOND:  Articles THIRD and FOURTH of the Articles Supplementary as filed are as follows:

THIRD:  As of immediately before the reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.001 per share, having an aggregate par value of $3,000,000, classified and designated as follows:

Class A Common Stock	750,000,000 shares
Class B Common Stock	750,000,000 shares
Class C Common Stock	750,000,000 shares
Class Z Common Stock	750,000,000 shares

FOURTH:  As of immediately after the reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.001 per share, having an aggregate par value of $3,000,000, classified and designated as follows:

Class A Common Stock	750,000,000 shares
Class B Common Stock	750,000,000 shares
Class C Common Stock	750,000,000 shares
Class R Common Stock	375,000,000 shares
Class Z Common Stock	375,000,000 shares

THIRD:  Articles THIRD and FOURTH of the Articles Supplementary as corrected are as follows:

THIRD:  As of immediately before the reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.01 per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Class A Common Stock	750,000,000 shares
Class B Common Stock	750,000,000 shares
Class C Common Stock	750,000,000 shares
Class Z Common Stock	750,000,000 shares

FOURTH:  As of immediately after the reclassification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, par value $.01 per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Class A Common Stock	750,000,000 shares
Class B Common Stock	750,000,000 shares
Class C Common Stock	750,000,000 shares
Class R Common Stock	375,000,000 shares
Class Z Common Stock	375,000,000 shares

FOURTH:  The inaccuracy or defect in the Articles Supplementary previously filed is that the par value of the authorized shares of stock was incorrectly listed in Articles THIRD and FOURTH as “$.001” rather than “$.01” and the aggregate par value was incorrectly listed as “$3,000,000” rather than $30,000,000”.

IN WITNESS WHEREOF, the President and Secretary of the Corporation who signed the Articles Supplementary have caused this Certificate of Correction to be executed on this 21st day of March, 2005.

WITNESS:	Dryden High Yield Fund, Inc.

/s/ Deborah A. Docs	/s/ Judy A. Rice
Deborah A. Docs, Secretary	Judy A. Rice, President